Exhibit 10.4 - Purchase Order with RTI, Inc.


March 17, 2003

RTI, Inc.
c/o Ms. Pat Rife

         Re:      Purchase Order #031703 -- 3,000 systems
                  Each system includes:
                  (1) Apex 20" color TV, and
                  (1) Apex DVD player

Gentlemen:

This Purchase Order #031703 outlines the terms of PetCARE's purchase of equipment from RTI as follows:

     1) The initial 3,000 systems of equipment (including one each of the TV and DVD player specified above) will be priced at $184.00 delivered. This price does not include an 800 number, freight rebate, or email customer service, but does include interface between Pat Rife and PetCARE with Pat Rife providing follow-up on delivery information/confirmation of receipt of the systems, and information regarding all equipment replaced under warranty. PetCARE will provide the shipping list.

     2) Any additional equipment purchased from RTI after the initial 3,000 systems, will be priced at $190.00 delivered. This price does not include an 800 number, freight rebate, or email customer service, but does include interface between Pat Rife and PetCARE with Pat Rife providing follow-up on delivery information/confirmation of receipt of the systems, and information regarding all equipment replacement under warranty. PetCARE will provide the shipping list.

     3) All systems will be drop shipped directly to the end user from various RTI warehouse locations. At no time will PetCARE be in possession of the systems.

     4) The warranty on all equipment will be 90 days, with a free exchange including shipping, for any defective equipment.

     5) Any downward price adjustment received by RTI from equipment manufacturers/providers will be passed on to PetCARE with the price per system adjusted accordingly.

March 17, 2003
Page Two


If you are in agreement with these terms, please execute below and PetCARE will immediately release a wire transfer per your instructions for the $414,000 which represents three-quarters of the total amount due of $552,000. The remaining one-quarter due of $138,000 will be due on April 6, 2003.

Sincerely,

PETCARE TELEVISION NETWORK, INC.

/s/ Philip M. Cohen
Philip M. Cohen
President


AGREED TO AND ACCEPTED BY:



 RTI             RTI, Inc.
                 -----------------------

Signature        /s/ Bill Ryan
                 -----------------------

Name             Bill Ryan
                 -----------------------

Title            President
                 -----------------------

Date             3/17/03
                 -----------------------